UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
FRED’S, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL 1 — ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES TO FRED’S BOARD OF DIRECTORS
PROPOSAL 2 — APPROVE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE SELECTION OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009
PROPOSAL 3—STOCKHOLDER PROPOSAL REGARDING VENDOR CODE OF CONDUCT AND CORPORATE STANDARDS FOR HUMAN RIGHTS
BOARD OF DIRECTORS’ RESPONSE
OTHER BUSINESS
SHAREHOLDER PROPOSALS
SOLICITATION OF PROXIES AND COST THEREOF

4300 NEW GETWELL ROAD
MEMPHIS, TENNESSEE 38118

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on Wednesday, June 16, 2010

TO THE SHAREHOLDERS OF FRED’S, INC.:
     Notice is hereby given that the Annual Meeting of Shareholders of FRED’S, Inc. (the “Company” or “FRED’S”) will be held at the Holiday Inn Express, 2192 S. Highway 441, Dublin, Georgia, on Wednesday, June 16, 2010, at 5:00 p.m., Eastern Daylight Time, for the following purposes:
1.	To elect the Company’s Board of Directors;

2.	To ratify the designation of BDO Seidman, LLP as our independent registered public accounting firm of the Company, as described in the Proxy Statement; and

3.	To consider and vote on a shareholder proposal, as described in the Proxy Statement; and

4.	To consider and act upon any other matters which properly come before the Annual Meeting or any adjournment of the meeting.
     The accompanying Proxy Statement contains further information with respect to these matters.
     Only shareholders of record at the close of business on April 30, 2010, will be entitled to vote at the meeting or any adjournment thereof.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

By order of the Board of Directors,

Charles S. Vail
Secretary
May 20, 2010

FRED’S, INC.
4300 NEW GETWELL ROAD
MEMPHIS, TENNESSEE 38118

PROXY STATEMENT

For Annual Meeting of Shareholders, June 16, 2010
     The enclosed proxy is solicited by the Board of Directors (the “Board” or “Board of Directors”) of FRED’S, Inc. (the “Company” or “FRED’S”) to be voted at the Annual Meeting of Shareholders to be held on June 16, 2010, at 5:00 p.m., Eastern Daylight Time, at the Holiday Inn Express, 2192 S. Highway 441, Dublin, Georgia, or any adjournment thereof (the “Annual Meeting”). At the Annual Meeting, the presence in person or by proxy of the holders of a majority of the total number of shares of outstanding Class A common stock (“Common Stock”) will be necessary to constitute a quorum.
     All shares represented by properly executed proxies will be voted in accordance with the instructions indicated thereon unless such proxies previously have been revoked. If any proxies of holders of Common Stock do not contain voting instructions, the shares represented by such proxies will be voted FOR Proposals 1 and 2 and AGAINST Proposal 3. The Board of Directors does not know of any business to be brought before the Annual Meeting, other than as indicated in the notice, but it is intended that, as to any other such business properly brought before the meeting, votes may be cast pursuant to the proxies in accordance with the judgment of the persons acting thereunder.
     Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use upon: (a) receipt by the Secretary of the Company of written notice of such revocation; (b) receipt by the Secretary of the Company of a duly executed proxy bearing a later date; or (c) appearance by the shareholder at the meeting (with proper identification) and his request for the return of his proxy or his request for a ballot.
     A copy of this Proxy Statement and the enclosed Proxy Card are first being sent to shareholders on or about May 20, 2010.
Voting Securities
     Only shareholders of record at the close of business on April 30, 2010, will be entitled to vote at the Annual Meeting. As of such date, the Company had outstanding and entitled to vote at the Annual Meeting 39,305,234 shares of Common Stock. Each share of Common Stock is entitled to one vote for all matters before the Annual Meeting.
     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting. A quorum must be present in order for the Annual Meeting to be held. In order for the quorum requirement to be satisfied, a majority of the issued and outstanding shares of Common Stock entitled to vote at the meeting must be present in person or represented by proxy. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to specified shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The nominees for Director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected. The ratification of BDO Seidman, LLP as our independent registered public accounting firm will be approved if the votes cast favoring the action exceed the votes cast opposing the action. The Shareholder Proposal will be rejected if the votes cast against the action exceed the votes cast favoring the action. Abstentions and broker non-votes have no effect on the vote for the election of Directors, the ratification of BDO Seidman, LLP as the independent registered public accounting firm of FRED’S, and the shareholder proposal.

Ownership of Common Stock by Directors,
Officers and Certain Beneficial Owners
     The following table sets forth the Common Stock beneficial ownership known to the Company as of April 30, 2010, by (i) beneficial owners of more than five percent of the outstanding Common Stock, (ii) each director, (iii) each of the persons named in the Summary Compensation Table, and (iv) all directors and executive officers of FRED’S as a group.

	Shares of Common Stock Beneficially Owned (1)
	Number of Shares
Beneficial Owner	Options (2)	Total (3)	Percent (4)
Franklin Resources, Inc (5)		3,642,900	9.3
BlackRock Inc. (6)		3,176,850	8.1
River Road Asset Management, LLC (7)		2,310,033	5.9
Dimensional Fund Advisors LP (8)		2,179,200	5.5
T. Rowe Price Associates, Inc. (9)		2,063,215	5.2
Michael J. Hayes (10)	28,976	2,249,438	5.4
Bruce A. Efird	127,217	184,748	*
John R. Eisenman	13,250	25,044	*
Roger T. Knox	13,250	28,310	*
Thomas H. Tashjian	13,250	309,109	*
B. Mary McNabb	15,750	17,000	*
Michael T. McMillan	12,750	14,000	*
Jerry A. Shore	39,800	100,463	*
David B. Mueller	1,000	10,229	*
Rick Chambers	15,490	33,714	*
Keith Curtis	26,240	53,550	*
All Directors and Executive Officers As a Group (14 persons)	358,753	3,162,068	7.4

*	Less than 1%

(1)	As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to dispose, or direct the disposition, of a security. Except as otherwise indicated, all persons listed above have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock. The address for all except Franklin Resources, Inc., BlackRock, Inc., River Road Asset Management LLC, Dimensional Fund Advisors LP, and T. Rowe Price Associates is 4300 New Getwell Rd., Memphis, TN 38118. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, California 94403-1906, BlackRock Inc. is 40 East 52nd Street, New York, New York, 10022, River Road Asset Management LLC is 462 S. 4th Street, Suite 1600, Louisville, Kentucky 40202, , Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cove Road, Austin, TX 78746, T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2)	Represents stock options that are exercisable within sixty (60) days of April 30, 2010.

(3)	Includes stock options that are exercisable by beneficial owners within sixty (60) days of April 30, 2010.

(4)	Based on outstanding shares of Common Stock as of April 30, 2010, (39,305,234) and the respective options exercisable within sixty (60) days of April 30, 2010 for the individual being tested.

(5)	This information is based on Schedule 13G filed on January 25, 2010 Franklin Resources, Inc. which reported that as of December 31, 2009, it had sole power to vote or direct the vote of 3,545,900 shares and sole power to dispose of or direct the disposition of 3,642,900.

(6)	This information is based on Schedule 13G filed on January 20, 2010 by BlackRock, Inc. which reported that as of December 31, 2009 it had sole power to vote or direct the vote 3,176,850 shares and sole power to dispose of or direct the disposition of 3,176,850 shares.

(7)	This information is based on Schedule 13G filed on February 9, 2010 by River Road Asset Management, LLC which reported that as of December 31, 2009, it had sole power to vote or direct the vote of 1,928,863 shares and sole power to dispose of or direct the disposition of 2,310,033 shares.

(8)	This information is based on Schedule 13G filed on February 10, 2010 by Dimensional Fund Advisor LP which reported that as of December 31, 2009, it had sole power to vote or direct the vote of 2,111,149 shares and sole power to dispose of or direct the disposition of 2,179,200 shares.

(9)	This information is based on Schedule 13G filed on February 12, 2010 by T. Rowe Price Associates, Inc. which reported that as of December 31, 2009, it had sole power to vote or direct the vote of 750,900 shares and sole power to dispose of or direct the disposition of 2,063,215 shares.

(10)	Includes 131,518 shares owned by Mr. Hayes’ wife and 36,812 shares owned by Memphis Retail Limited Partnership which are attributable to Mr. Hayes and two of his children.

PROPOSAL 1 — ELECTION OF DIRECTORS
          Seven directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to serve one year or until their successors are elected and qualified. The Board of Directors proposes the election of the following nominees:

Nominee	Age	Title
Michael J. Hayes	68	Director and Chairman of the Board
John R. Eisenman	68	Director
Roger T. Knox	72	Director
Thomas H. Tashjian	55	Director
B. Mary McNabb	61	Director
Michael T. McMillan	50	Director
Bruce A. Efird	51	Director, Chief Executive Officer and President
Business Experience, Directorships for the last five years and Reasons for Nomination
          Michael J. Hayes was elected a Director of the Company in January 1987 and was named Chairman of the Board in November 2001. Mr. Hayes was the Chief Executive Officer from October 1989 through January 2009 and served as a Managing Director of the Company from 1989 to 2002 when that position was eliminated. He was previously employed by Oppenheimer & Company, Inc. in various capacities from 1976 to 1985, including Managing Director and Executive Vice President — Corporate Finance and Financial Services. Chairman Hayes’ considerable experience with Fred’s and his years spent on Wall Street position him to serve as Chairman and guide the Board in its critical mission of protecting the shareholders.
          John R. Eisenman is involved in real estate investment and development located in Greensboro, North Carolina. Mr. Eisenman has been engaged in commercial and industrial real estate brokerage and development since 1983. Previously, he founded and served as President of Sally’s, a chain of fast food restaurants, from 1976 to 1983, and prior thereto held various management positions in manufacturing and in securities brokerage. Mr. Eisenman has served as a Director since the Company’s initial public offering in March 1992. Mr. Eisenman was selected to serve on our Board because of this retail experience as well as his ability to advise the Board on real estate matters affecting the Company.
          Roger T. Knox is President Emeritus of the Memphis Zoological Society and was its President and Chief Executive Officer from January 1989 through March 2003. Mr. Knox was the President and Chief Operating Officer of Goldsmith’s Department Stores, Inc. (a full-line department store in Memphis and Jackson, Tennessee) from 1983 to 1987 and its Chairman and Chief Executive Officer from 1987 to 1989. Prior thereto, Mr. Knox was with Foley’s Department Stores in Houston, Texas for 20 years. Mr. Knox has served as a Director since the Company’s initial public offering in March 1992. Additionally, Mr. Knox is a former Director of Hancock Fabrics, Inc. Mr. Knox brings to the Board over thirty years of retail experience as well as executive leadership experience.
          Thomas H. Tashjian was elected a Director of the Company in March 2001. Mr. Tashjian is a private investor. Prior to 2001, he served as a Managing Director and Consumer Group Leader at Banc of America Montgomery Securities in San Francisco. Prior to that, Mr. Tashjian held similar positions at First Manhattan Company, Seidler Companies, and Prudential Securities. Mr. Tashjian’s earlier retail operating experience was in discount retailing at the Ayrway Stores, which were acquired by Target Corporation, and in the restaurant business at Noble Roman’s. Mr. Tashjian was selected to serve on our Board because of his discount retail experience as well as his standing as a financial expert.
          B. Mary McNabb was elected a Director of the Company in April 2005. Most recently, she served as Chief Executive Officer for Kid’s Outlet, California. Kid’s Outlet, California filed for bankruptcy on May 14, 2009. Previously, she served as Executive Vice President and a Director of The Mowbray Group from 2004-2005, a California-based retail consulting firm that specializes in problem-solving, cost reductions, importing, and retail management. She has served as a member of the Board of Directors of C-ME (Cyber Merchants Exchange), a public company since 2001. Ms. McNabb was formerly Executive Vice President of merchandising and marketing for Factory 2-U, Vice President of sourcing for S-Q of California, and West Coast Manager/Buyer for One Price Clothing, Inc. Ms. McNabb brings a wealth of retail experience to our Board, with specific experience in the soft lines areas of our business. Ms. McNabb also brings executive leadership experience to the Board.

          Michael T. McMillan was elected a Director of the Company in February 2007. Mr. McMillan currently serves as Director of Franchise Development for Pepsi-Cola North America, a Division of PepsiCo, where he has spent the last 25 years in various roles including marketing, sales, franchise development, and general management of its bottling operations. Mr. McMillan was chosen to serve on our Board because of his experience in sales and marketing.
          Bruce A. Efird was elected a Director of the Company in June 2008. Mr. Efird joined the Company September 22, 2007 as President and became Chief Executive Officer effective February 1, 2009. Prior to joining the Company, Mr. Efird was Executive Vice-President-Merchandising at Meijer, Inc. as well as being responsible for marketing and advertising. Before joining Meijer, Inc. in 2005, Mr. Efird was Executive Vice-President /General Manager for Bruno’s Supermarkets, Inc. in Birmingham, AL beginning in 2003. He began his retail career with Food Lion, Inc. in 1984. Mr. Efird brings an entire career in the retail industry, with specific experience in the consumable areas of our business. Mr. Efird also brings executive leadership experience to the Board.
          If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes chosen by FRED’S Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the Annual Meeting. FRED’S has no reason to believe that any nominee will be unable to serve as a director.
          Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting, the Company encourages all of its directors to attend. All directors attended the 2009 Annual Meeting of Shareholders.
          For information concerning the number of shares of Common Stock owned by each director, and all directors and executive officers as a group as of April 30, 2010, see “Ownership of Common Stock by Directors, Officers and Certain Beneficial Owners.” There are no family relationships between any directors or executive officers of FRED’S.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF
THE NOMINEES TO FRED’S BOARD OF DIRECTORS.
Section 16(a) Beneficial Ownership Reporting Compliance
          Based solely upon a review of reports of beneficial ownership of FRED’S Common Stock and written representations furnished to FRED’S by its officers, directors and principal shareholders, FRED’S is not aware of the failure of any such reporting person to file with the Securities and Exchange Commission (the “Commission”) on a timely basis any required reports of changes in beneficial ownership during fiscal year 2009 except for the following instances of untimely reporting: Sherri Brown and James Brown on March 16, 2010 pursuant to their respective promotions, Kevin Flanagan on January 8, 2010 pursuant to his hiring, Kim Ragan on July 6, 2009 pursuant to his hiring, and Jimmy Sykes on June 15, 2009 pursuant to the sale of 893 shares of ESPP stock.
Board of Directors
          During the last fiscal year, FRED’S Board of Directors held nine meetings. All of the then directors attended all of the Board meetings and the prior year’s annual meeting, with the exception of Mr. Knox who was present at all but one Board meeting due to weather related travel delays. Mr. Hayes is Chairman of the Board of Directors. Non-employee Directors of FRED’S, with the exception of the Chairman of the Board of Directors, are paid for their services as such $24,000 per year plus reasonable expenses for meeting attendance, and are granted stock options from time to time. John R. Eisenman, Roger T. Knox, Thomas H. Tashjian, B. Mary McNabb, and Michael T. McMillan were considered independent as defined in the listing standards of the National Association of Securities Dealers’ Automated Quotation System (“NASDAQ”) as of the end of fiscal 2009.
          The Board of Directors has a process for shareholders to send communications to the Board. Shareholders may send communications to our Board by sending a letter to: Board of Directors, FRED’S Inc., c/o General Counsel, 4300 New Getwell Rd., Memphis, TN 38118. All communication will be reviewed by our Legal Department and appropriate communications will be forwarded to the Board of Directors on a quarterly basis, unless requested by the Board on a more frequent basis. Shareholder communications will be treated confidentially, subject to applicable laws, regulations or legal proceedings, if so marked on the envelope or in the communication.

Leadership Structure
          We currently have separate individuals serving as Chairman of the Board and as Chief Executive Officer. We believe that this separation of the positions represents the appropriate structure for us at this time. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board believes it is in the best interests of the Company and our stockholders to be free to make that determination based on the position and direction of the Company and the membership of the Board. Under our current structure both the Chairman and Chief Executive Officer have responsibility for our business strategy and financial performance. Our Chief Executive Officer is responsible for the strategic direction for the Company and the day to day leadership and performance of the Company, while our Chairman provides guidance to the Chief Executive Officer and presides over meetings of the full Board.
Board’s Role in Risk Management
          The Board’s role in risk management is primarily one of oversight and occurs as an integral and continuous part of the Board’s oversight of our business. The primary responsibility for the identification, assessment and management of the various risks that we face belongs with our management team. The entire Board regularly reviews information with management on our business strategy, financial position and operations and considers associated key risks (that can include business, legal, regulatory, compliance, public policy, reputational and other risks).
          In addition, the Board executes its oversight role through its Audit and other committees which report regularly to the whole Board on their activities. For our Audit Committee some areas of specific committee level focus include risk associated with financial reporting, internal control and related party transactions. The Compensation Committee reviews risks associated with our executive incentive compensation policies. Our Governance Committee reviews risks in corporate governance structure, business conduct and ethics.
Governance Committee
          The Board of Directors believes the Company has observed sound corporate governance practices in the past. However, following enactment of the Sarbanes-Oxley Act of 2002 and the adoption of new rules and regulations by the Financial Industry Regulatory Authority (formerly known as the National Association of Securities Dealers, Inc.) and the Securities and Exchange Commission, the Company, like many public companies, has addressed the changing governance environment by reviewing its policies and procedures and, where appropriate, modifying and/or adopting new practices.
          The Company has a code of ethics that applies to all of its directors, officers (including its Chief Executive Officer, President, Chief Financial Officer, Chief Information Officer, Senior Vice President of Finance, Controller and any person performing similar functions) and employees. Also, the Company has a vendor code of conduct that applies to its vendors.
          The Company’s code of ethics and vendor code of conduct are available on the Company’s website at www.fredsinc.com and can be found under the Investor Relations and Corporate Governance links. The Board of Directors has adopted a written charter for the Governance Committee, which is also available Company’s website. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.
          The Governance Committee makes recommendations to the Board of Directors regarding corporate governance matters and practices. The Governance Committee is comprised of Michael T. McMillan, Chairman of the Committee, John R. Eisenman, Roger T. Knox, Tom H. Tashjian, and B. Mary McNabb all of whom meet the independence requirements of NASDAQ listing standards. The Governance Committee of the Board of Directors met three times during the Company’s latest fiscal year with all committee members in attendance except Mr. Roger Knox who missed one meeting due to weather related travel delays. Governance members are paid for their services $3,500 per year for the Chair and $1,500 per year for the other members, plus reasonable expenses for meeting attendance.

Nominating Committee
          The Committee recommends nominees for election to the Board by the shareholders at the annual meeting. The committee is comprised of Roger T. Knox, Chairman of the Committee, John R. Eisenman, Tom H. Tashjian, B. Mary McNabb, and Michael T. McMillan, all of whom meet the independence requirements of NASDAQ listing standards. The Nominating Committee met three times with all committee members in attendance. Nominating members are paid for their services $3,500 per year for the Chair and $1,500 per year for the other members, plus reasonable expenses for meeting attendance. The Board of Directors has adopted a written charter for the Nominating Committee, which is available Company’s website at www.fredsinc.com.
          The Nominating Committee identifies candidates for nomination based upon its criteria for evaluation as described below. Additionally, the Nominating Committee may use the services of a search company in identifying nominees. Although the Nominating Committee has not determined specific minimum qualifications for its nominees, it evaluates candidates that it has identified based upon:
•	character, personal and professional ethics, integrity and values;

•	executive level business experience and acumen;

•	relevant business experience or knowledge (although preference may be shown for experience in or knowledge of the retail industry, it is not a prerequisite);

•	skills and expertise necessary to make significant contributions to the Company, its Board and its shareholders;

•	business judgment;

•	availability and willingness to serve on the Board;

•	independence requirements of NASDAQ listing standards;

•	potential conflicts of interest with the Company or its shareholders taken as a whole; and

•	accomplishment within the candidate’s own field.
          The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating Committee strives to nominate directors with a variety of skills and experience so that the Board will have the necessary expertise to oversee the Company’s business.
          The Nominating Committee has adopted the following policy with regard to considering a shareholder’s nominee. To submit a nominee for consideration, a shareholder must provide the Nominating Committee:
•	proof of the shareholder’s eligibility to submit proposals in accordance with Rule 14a-8(b) of the Securities Exchange Act of 1934, as amended;

•	a complete description of the candidate’s qualifications, experience, accomplishments and background; and

•	the candidate’s signed consent to serve on the Board.
          In general, the Nominating Committee will evaluate a candidate identified by a shareholder using the same standards as it uses for candidates it identifies. Before recommending a shareholder’s candidate, the Nominating Committee may also:
•	consider whether the shareholder candidate will significantly add to the diverse range of talents, skills and expertise of the Board;

•	conduct appropriate verifications of the background of the candidate; and

•	interview the candidate or ask the candidate for additional information.
          The Nominating Committee has full discretion not to include a shareholder’s candidate in its recommendation of nominees to the Board. If the Nominating Committee does not recommend a shareholder’s candidate to the Board, it will not make public the reason or reasons for its decision.

Audit Committee
          The Audit Committee of the Board of Directors, which is comprised of John R. Eisenman, Chairman of the Committee, Roger T. Knox, Thomas H. Tashjian, B. Mary McNabb, and Michael T. McMillan met seven times during the last fiscal year. All of the members attended all of the Committee meetings, with the exception of Mr. Knox who missed one meeting due to weather related travel delays. Each of the members of the Audit Committee is an independent director as defined in the NASDAQ listing standards. Audit Committee members are paid for their services $10,000 per year for the Chair and $4,500 per year for the other members plus reasonable expenses for meeting attendance.
          The Audit Committee is responsible for the engagement of the independent registered public accounting firm; considering the range of audit and non-audit fees; assisting the Board in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; reviewing the Company’s system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established; and reviewing the Company’s auditing, accounting, and financial reporting processes generally.
          Audit Committee members have the requisite financial experience to serve on the Audit Committee. The management of the Company has the primary responsibility for the financial statements and reporting process. The independent registered public accounting firm is responsible for conducting and reporting on the audit of the Company’s financial statements and internal controls over financial reporting in accordance with generally accepted auditing standards. The Company’s independent registered public accounting firm is ultimately accountable to the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, which is available Company’s website at www.fredsinc.com. The Board of Directors has determined that Mr. Tashjian meets the Commission’s definition of audit committee financial expert.
Audit Committee Report
          In the context of the role of the Audit Committee as outlined above, the Audit Committee has reviewed and discussed the Company’s audited financial statements for 2009 with management of the Company. BDO Seidman, LLP, the Company’s independent registered public auditing firm, is responsible for performing independent audits of the consolidated financial statements in accordance with generally accepted auditing standards and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 114, “The Auditors Communication with Those Charged with Governance” as amended, the Sarbanes-Oxley Act of 2002, and other matters required by the Audit Committee’s charter. The Audit Committee has received the written disclosures and the letter from BDO Seidman, LLP as required by PCAOB Rule 3526 and has discussed with BDO Seidman, LLP their independence, including consideration of whether the payment to BDO Seidman, LLP of audit related, tax, and permissible non-audit fees is compatible with maintaining their independence. Based upon its review and discussions with Company management and BDO Seidman, LLP, the Audit Committee has recommended to the Board of Directors that FRED’S, Inc. audited financial statements for fiscal 2009 be included in the 2009 Annual Report on Form 10-K for filing with the Securities and Exchange Commission, and that BDO Seidman, LLP be considered for selection as the Company’s independent registered public accounting firm for 2010.
          The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and, as such, rely without independent verification on the information provided to them and on the representations made by management and BDO Seidman, LLP. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting processes or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s reviews and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the Company’s audited consolidated financial statements are presented in accordance with generally accepted accounting principles, or that BDO Seidman, LLP is in fact independent.
John R. Eisenman
Roger T. Knox
Thomas H. Tashjian
B. Mary McNabb
Michael T. McMillan

Compensation Committee
          The Compensation Committee reviews and approves the salaries and cash incentive compensation of executive officers and recommends the grants of stock-based incentive compensation under FRED’S long-term incentive plan. The Compensation Committee, which is comprised of B. Mary McNabb, Chairperson of the Committee, John R. Eisenman, Roger T Knox, Thomas H. Tashjian, and Michael T. McMillan, met three times during the last fiscal year. All of the members attended all of the Committee meetings with the exception of Mr. Knox who missed one meeting due to weather related travel delays. Compensation Committee members are paid for their services $5,000 per year for the Chair and $1,500 per year for the other members, plus reasonable expenses for meeting attendance. The Board of Directors receives the grant recommendations of the Committee and may approve, amend or reject the grant of restricted stock and stock options recommended by the Committee. The Board of Directors has not adopted a written charter for the Compensation Committee.
Transactions with Related Persons and the Company’s Approval Policy
          During the year ended February 2, 2008, Atlantic Retail Investors, LLC, which is partially owned by Michael J. Hayes, a director and Chairman of the Board, purchased the land and buildings occupied by thirteen FRED’S stores. The stores were purchased by Atlantic Retail Investors, LLC from an independent landlord/developer. Prior to the purchase by Atlantic Retail Investors, LLC the Company was offered the right to purchase the same stores and declined the offer. The terms and conditions regarding the leases on these locations are consistent in all material respects with other stores leases of the Company. The total rental payments related to these leases was $1.3 million for the year ended January 30, 2010. Total future commitments under related party leases are $9.7 million. Any future transactions which are required to be described by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 which are required to be described will be reviewed and either rejected or approved by the Board of Directors.
Compensation Discussion and Analysis
Introduction
          This section of the Proxy Statement details the compensation plans for our executive team. In it we describe our compensation philosophy, policies and practices as they relate to our management team and especially to our chief executive officer (CEO), chief financial officer (CFO) and the three most highly compensated executive officers (collectively, the “Named Executive Officers”). The Named Executive Officers for 2009 include: Michael J. Hayes (Chairman and former CEO), Bruce A. Efird (CEO & President), Jerry A. Shore (CFO), David B. Mueller (SVP, Sales/Marketing), Rick Chambers (EVP Pharmacy Operations) and Keith Curtis (SVP, DMM Merchandising Support).
          Changes to executive compensation as well as general guidelines for other employees are considered and approved by the Compensation Committee of the Company.
Objective
          It is the philosophy of FRED’S that executive compensation be linked to corporate performance and increases in shareholder value. The following objectives have been adopted by the Committee as guidelines for compensation decisions:
•	Provide a competitive total compensation package that enables FRED’S to attract, motivate and retain a strong leadership team.

•	Reinforce a high performance culture with integrated programs tied to our short and long term objectives.

•	Create alignment of interest between executives and shareholders focused on long term value creation.
Role of Compensation Committee
          The Compensation Committee is responsible for evaluating and monitoring adherence to the compensation philosophy of the Company. It is responsible for balancing the financial requirements of the Company with the need to attract and retain high caliber individuals for key roles within the Company. The Compensation Committee consists of all five of the non-employee directors. Ms. B. Mary McNabb chairs the committee. The Committee met three times during 2009 to consider the compensation plan as well as option and restricted stock grant recommendations. The meetings were attended by all committee members with the exception of Mr. Roger Knox who missed one meeting due to weather related travel delays.

          Based on its review of all relevant programs, the Compensation Committee believes that the total compensation program for executives of FRED’S is competitive with the compensation programs provided by other companies with which FRED’S competes. The Committee believes that any amounts paid under the incentive compensation plan will be appropriately related to corporate and individual performance, yielding awards that are linked to the annual financial and operational results of FRED’S. The Committee also believes that the stock option program provides opportunities to participants that are consistent with the returns that are generated on behalf of FRED’S shareholders.
Executive Compensation Philosophy
          The Compensation Committee is charged with oversight of the Company’s executive compensation strategy and practices. In the past, the Company engaged an independent consulting firm for the purpose of evaluating the annual compensation review process. They provided a standardized structure for salary performance reviews, tailoring reviews to be more pertinent to the job function. Later, another independent consultant was appointed to define and add structure to the review process. Their evaluation consisted of interviews with key employees to determine the job responsibilities, skill level requirements and importance of the function within the organization.
Employment Agreements
          We have amended employment agreements with Michael J. Hayes (April 30, 2003, amended December 16, 2008) and Bruce A. Efird (September 22, 2007, amended December 22, 2008 and February 16, 2009). The amendments are described below.
          Michael J. Hayes. Mr. Hayes retired effective February 1, 2009. His amended employment agreement provides that he will receive continued payment of his most recent salary and other Company-provided benefits (including a monthly allowance of $6,000 to defray costs of an office and assistant) for three years from the effective date of his separation from service. Mr. Hayes has agreed not to compete with us for a period of six months from the date of any separation from service. The Company will continue to provide health and dental benefits for the remainder of Mr. and Mrs. Hayes’ lives.
          Bruce A. Efird. Mr. Efird became Chief Executive Officer effective February 1, 2009. His employment agreement provides that we will employ him for an initial period which automatically extends for successive one year terms unless terminated by either party. The agreement now provides that we will pay Mr. Efird an annual base salary of $650,000 annually. Also, Mr. Efird participates in any executive bonus plans of the Company. Should Mr. Efird be separated from service or die, his heirs will receive compensation at the same rate for the balance of the term (not less than 6 months and not more than twelve months salary). All stock options and the 25,000 shares of restricted stock shall accelerate and immediately vest and be payable to the Executive or his heirs.
          The Compensation Committee shall annually review his salary and bonus. We may terminate Mr. Efird’s employment with or without cause. Mr. Efird has agreed not to compete with the Company for a period of one year following the termination of the employment agreement.
Perquisites and Other Personal Benefits
          Other than the following item, the Company does not provide perquisites or other personal benefits for its executive officers. Mr. Hayes is permitted to use the Company plane for personal use, but has done so infrequently and not at all during 2009. The value of past usage was recorded as taxable compensation in the year in which it occurred.
Employee Compensation Components
          The Company and the Compensation Committee have implemented compensation programs designed to align our executives’ pay with the achievement of long and short term performance goals. Base salary and cash bonus are geared to near term performance, whereas stock awards blend near-term performance with longer-term earnings that result in share price growth.
          Additionally, the Company believes that these compensation incentive practices, based on balanced performance metrics, do not encourage excessive short-term risk taking and do promote disciplined progress towards longer-term Company goals.

Base Salary
          Base salaries are determined through comparisons with other retailing companies trading within our area and recognize individual skills, competencies, experience and organizational impact. Base pay levels for the executive officers are competitive within the middle of a range that the Committee considers to be reasonable and necessary. Various increases in base salary were recommended by the Chief Executive Officer in fiscal 2009 for the other Named Executives Officers, based on performance and competitive considerations, and the Committee considered those recommendations in making its determinations.
Incentive Compensation
          The fiscal 2010 management incentive plan allows for a graduated bonus payout based on a tiered Earnings Per Share (“EPS”) structure and includes a potential restricted stock payout in addition to the cash payout.
          The base tier of the cash component begins with a minimum of $.68 of EPS. This payment would vary by position depending on the departmental budget and individual core goals performance. The maximum bonus compensation for Senior Executives ranges from 25% to 50% of their salary. Forty percent of the bonus payment contingent upon the Company meeting its EPS corporate goal for the year, while the remaining sixty percent is contingent upon achievement of the employee’s individual and department goals for 2010. The base tier of the new restricted stock component begins at $.72 of EPS. The maximum bonus compensation for Senior Executives ranges from 25% to 50% of their salary paid in the form of restricted stock. Per Mr. Efird’s employment agreement, he is eligible for an incentive bonus of 40% to 100% of his base salary.
          Should the Company fail to achieve its base tier EPS goal for each bonus component described above, then that component of the bonus is null and void. The Company did not achieve its EPS goal in fiscal 2009 or fiscal 2008.
          The Plan is governed by the Compensation Committee of the Board of Directors. The Board of Directors reserves the right to determine eligibility, performance measurements, final award values, payment timing and terms based upon events of the fiscal year.
          The EPS target was $.83 and $.77 for the years ended January 30, 2010 and January 31, 2009, respectively.
          The Company’s Merchandising Division management bonus compensation is based on specific product department profit and inventory turn goals.
          The Compensation Committee believes that targeted awards for executive officers of FRED’S under these plans are consistent with targeted awards of other retailing companies of similar size and complexity to FRED’S. Specified awards were recommended by the Chief Executive Officer for the other Named Executives Officers of FRED’S for fiscal 2009, based upon the Company’s performance, and the Committee considered these recommendations in making its determination.
2002 Long Term Incentive Plan
          Stock Options. The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of FRED’S with an opportunity to increase their ownership of Common Stock, the interests of shareholders and executives will be closely aligned. Therefore, executives and certain other senior employees are eligible to participate and receive stock options.
          Annually, the Incentive Plan participants may receive an option grant which is contingent upon achieving the EPS corporate goal, which gives them the right to purchase shares of Common Stock in the future at a specified price. Options to the executive group are awarded at the first Board meeting after the beginning of the fiscal year so as to provide ample time for performance of stated targets and goals. New hire and promotion grants are made as of the effective date of the employment/promotion date. The number of stock options granted to executive officers is based on competitive practices, with the value of such options estimated by using a Black-Scholes pricing model.
          The Company ties stock option grants to the Company’s performance for the respective fiscal year. After achieving the EPS goal, the stock options then commence vesting on a specified schedule over time. Vesting is intended to not only retain the employee, but provide an incentive to continually improve the profitability of the Company.

          A senior executive group of twelve employees received a performance option grant on April 15, 2009. The share would have then vested 20% a year upon achievement of $0.83 of EPS in 2009. However, because the EPS goal was not achieved, the grant was cancelled.
          Restricted Stock. Restricted stock is granted as a component of some executive employment arrangements as well as special purpose incentives. A special purpose incentive was granted on January 18, 2005, and has a ten-year restriction period but allows accelerated vesting if the Operating Profit Margin reaches specific goals.
Other Compensation
          Guaranteed bonus. Certain positions, particularly newly hired, may be provided with a guaranteed bonus up to 15% of the employee’s annual compensation upon their first year anniversary.
Director Compensation
Base Salary
          Non-employee Directors of FRED’S, with the exception of the Chairman of the Board of Directors, are paid for their services as such $24,000 per year plus reasonable expenses for meeting attendance. Also, the non-employee Directors are paid an additional amount for their service on the Audit, Compensation, Nominating and Governance committees.
2002 Long Term Incentive Plan
          Previously the Directors were awarded a non qualified stock option grant for 3,000 shares of immediately vested stock with a five year expiration. In fiscal 2010, the directors were awarded a non qualified grant of 1,250 options that immediately vest. They also received for the first time a grant of 1,250 shares of restricted stock whose restrictions lapse after two years..
Compensation Committee Interlocks and Insider Participation
          None of the members of the Compensation Committee has at any time during the past year been one of our officers or employees. Furthermore, no member of the Compensation Committee has any relationship requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company served during 2009 as a director or a member of a compensation committee of any entity that had an executive officer serving as a director of the Company or a member of the Compensation Committee.
Compensation Committee Report
          The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
B. Mary McNabb, Compensation Committee Chairperson
John R. Eisenman
Roger T. Knox
Thomas H. Tashjian
Michael T. McMillan

Summary Compensation Table
          The following Summary Compensation Table sets forth the compensation earned by or paid to the Chief Executive Officer, Chief Financial Officer and the three other mostly highly compensated executive officers, collectively referred to as the Named Executive Officers (“NEOs”) for services rendered to us during the fiscal years indicated. Also included is Mr. Hayes whom disclosure would have been provided except for the fact that he was not serving as an executive officer for the most recent fiscal year ended January 30, 2010.

							Change in
							Pension Value
							and Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Name & Principle Position	Year	$	$ (1)	$ (2)	$ (2)	$ (3)	$	$ (4)	Total
Bruce A. Efird	2009	$650,000			$578,101			$9,288	$1,237,389
Chief Executive Officer & President (5,6)	2008	$595,000		$86,600				$10,257	$691,857
	2007	$217,404		$265,250	$1,105,185			$500	$1,588,339
Jerry A. Shore	2009	$275,000						$2,350	$277,350
Executive Vice President,	2008	$232,692	$15,000	$43,300				$1,200	$292,192
Chief Financial Officer &	2007	$200,577						$800	$201,377
Chief Administrative Officer (7)
David B. Mueller	2009	$177,621						$32,459	$210,080
Senior Vice President -	2008	$42,500	$22,272	$57,480	$19,000			$-	$141,252
Marketing & Strategic Initiatives (9)
Dennis K. Curtis	2009	$202,404						$2,466	$204,870
Senior Vice President -	2008	$187,500		$25,980				$1,040	$214,520
Merchandising Support (8)	2007	$172,461						$1,220	$173,681
Rick A. Chambers	2009	$189,808						$1,915	$191,723
Executive Vice President -	2008	$180,000		$25,980				$2,698	$208,678
Pharmacy Operations	2007	$170,961				$61,250		$1,183	$233,394
Michael J. Hayes	2009							$296,632	$296,632
Chairman (6)	2008	$250,000						$4,722	$254,722
	2007	$220,000						$18,405	$238,405

(1)	Pursuant to SEC reporting requirements, the Named Executive Officers did not receive payments that would be classified as “bonus” payments for the fiscal years ended January 30, 2010 and February 2, 2008.

(2)	The amounts in the columns captioned “Stock Awards” and “Option Awards” reflect the aggregate grant date fair value of the awards according to accounting for share-based payments. For a description of the assumptions used by the Company in valuing these awards for fiscal 2009, please see Note 7 – Equity Incentive Plans to our consolidated financial statements included on our Annual Report filed with the Commission on April 15, 2010

(3)	The amounts in this column reflect cash bonuses earned for the indicated fiscal years performance pursuant to the Management Incentive Plan (MIP).

(4)	The amounts reported include the following:
•	Matching contributions to the FRED’S 401(k) plan, which all participating employees receive.

•	Dividends paid on restricted stock awards that have not vested.

•	Reimbursement of moving expenses. Mr. Mueller received $32,459 in moving reimbursement in FY 2009.

•	Employment severance for retirement. Mr. Hayes, pursuant to his employment agreement, receives pay continuation for three years as well as a stipend of $6,000 monthly to offset office related expenses upon retirement. Mr. Hayes retired effective February 1, 2009. Mr. Hayes has $220,000 of pay continuation and $72,000 of office stipend included in the “All Other Compensation” column.

•	Perquisites, which include personal use of Company car, airline tickets for non-business commuting, repair and maintenance costs on personal car and medical insurance premium payments.

(5)	Mr. Efird’s date of hire was September 22, 2007.

(6)	Effective February 1, 2009 Mr. Efird was promoted to the position of Chief Executive Officer, while maintaining the title of President. Mr. Hayes, effective February 1, 2009 is no longer the Chief Executive Officer, but maintains his role as Chairman of the Board of Directors.

(7)	Mr. Shore was promoted to Chief Administrative Officer effective June 1, 2008. Mr. Shore will retain the titles of Executive Vice President and Chief Financial Officer.

(8)	Mr. Curtis’s role was changed to Senior Vice President – Merchandising from Executive Vice President – General Merchandising Manager effective December 28, 2009.

(9)	Mr. Mueller’s date of hire was October 27, 2008.

Grants of Plan-Based Awards
          The following table presents information with respect to the grants of plan-based awards made by the Company to each of its Named Executive Officers during the fiscal year ended January 30, 2010.

								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:	Exercise	Date Fair
								Number of	Number of	or Base	Value of
				Estimated Future		Estimated Future		Shares of	Securities	Price of	Stock and
				Payouts Under Non-		Payouts Under		Stock or	Underlying	Option	Option
	Grant		Award	Equity Incentive		Equity Incentive		Units	Options	Awards	Awards
Name	Date		Type	Plan Awards (1)		Plan Awards		(#)	(#)	($/Sh)	$ (3)
				Target	Maximum	Target	Maximum
				$	$	#	#
Bruce A. Efird	3/9/2009	(2)	Stock Option	260,000	650,000				145,985	$9.59	$578,101

Jerry A. Shore	4/15/2009	(4)	Stock Option	87,500	175,000				22,285	$12.34	$114,099

David B. Mueller	4/15/2009	(4)	Stock Option	42,500	85,000				13,776	$12.34	$70,533

Dennis K. Curtis	4/15/2009	(4)	Stock Option	50,000	100,000				16,207	$12.34	$82,980

Rick A. Chambers	4/15/2009	(4)	Stock Option	64,750	129,500				14,992	$12.34	$76,759

Michael J. Hayes

(1)	Awards represent potential payouts under the MIP for fiscal 2009. Payments are based on a combination of the Company achieving specified EPS and Individuals achieving specific goals. No amounts were earned for fiscal 2009. Amounts are reported in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

(2)	Mr. Efird received this grant as part of his promotion to Chief Executive Officer Effective February 1, 2009.

(3)	This amount represents the full grant date fair value of the stock option awards ($3.96 and $5.12 per option), as computed in accordance with FASB ASC Topic 718.

(4)	This grant was a performance based grant and was tied to the Company achieving its target EPS of $0.83. Since the EPS was not achieved for FY 2009, the grant was cancelled and therefore does not appear in the Summary Compensation table.

Outstanding Equity Awards at 2009 Fiscal Year-End
     The following table reflects stock option and restricted stock awards granted to the Named Executive Officers under the Company’s 2002 Long-Term Incentive Plan that were outstanding as of January 30, 2010.

	Option Awards						Stock Awards
												Equity Incentive
			Equity									Plan Awards:
			Incentive							Equity Incentive		Market or
			Plan Awards:							Plan Awards:		Payout Value
	Number of	Number of	Number of				Number of	Market		Number of		of Unearned
	Securities	Securities	Securities				Shares or	Value of		Unearned Shares,		Shares, Units
	Underlying	Underlying	Underlying				Units of	Shares or		Units or		or Other
	Unexercised	Unexercised	Unexercised	Option			Stock That	Units that		Other rights		Rights That
	Options	Options	Unearned	Exercise	Option		Have Not	Have Not		That Have		Have Not
	(#)	(#)	Options	Price	Expiration		Vested	Vested		Not Vested		Vested
Name	Exercisable	Unexercisable	(#)	($)	Date		(#)	($)		(#)		($)
Bruce A. Efird	98,020	147,032		$10.61	9/22/2014	(6)
		145,985		$9.59	3/9/2016	(9)
							25,000	$250,750	(7)
										10,000	(8)	$100,300

Jerry A. Shore	21,600			$17.67	9/11/2010	(1)
	5,400			$20.60	9/19/2010	(2)
	6,000			$14.60	9/8/2011	(3)
	5,100	3,400		$13.25	3/21/2013	(4)
										10,000	(5)	$100,300
										5,000	(8)	$50,150

David B. Mueller	1,000	4,000		$9.58	10/27/2015	(10)
										6,000	(8)	$60,180

Dennis K. Curtis	7,200			$17.67	9/11/2010	(1)
	7,800			$20.60	9/19/2010	(2)
	5,000			$14.60	9/8/2011	(3)
	4,680	3,120		$13.25	3/21/2013	(4)
										10,000	(5)	$100,300
										3,000	(8)	$30,090

Rick A. Chambers	3,000			$17.67	9/11/2010	(1)
	750			$20.60	9/19/2010	(2)
	5,500			$14.60	9/8/2011	(3)
	4,680	3,120		$13.25	3/21/2013	(4)
										10,000	(5)	$100,300
										3,000	(8)	$30,090

Michael J. Hayes	14,000			$14.60	9/8/2011	(3)
	11,232	7,488		$13.25	3/21/2013	(4)

(1)	Award was granted on March 11, 2003, and vests 10% on August 20, 2004 and 10% each year thereafter until August 20, 2008, when 60% vests. The vesting for these awards can accelerate by 10% per year for each of the first four years that the Company meets an operating income margin of 5% or greater.

(2)	Award was granted on May 19, 2003, and vests 10% on August 20, 2004, and 10% each year thereafter until August 20, 2008 when 60% vests. The vesting for these awards can accelerate by 10% per year for each of the first four years for each year that the Company meets an operating income margin of 5% or greater.

(3)	Award was approved on August 23, 2004, with a grant date of September 8, 2004, and vests 10% on the first, second, third and fourth anniversary of the date of grant with the residual vesting on the fifth anniversary. The vesting for these awards can accelerate by 10% per year for each of the first four years for each year that the Company meets an operating income margin of 5% or greater.

(4)	Award was granted on March 21, 2006. These are performance based awards and require that the Company meet or exceed its 2006 financial plan. They become null and void in the event the plan is not achieved unless otherwise agreed to by the Board of Directors, in its sole discretion. The Company did not meet its 2006 financial plan, however the Board decided against rescinding the grant in lieu of granting additional shares for fiscal 2007. The options vest in equal installments on the first, second, third, fourth and fifth anniversaries of the grant date. The options expire seven years from the date of grant.

(5)	These awards are performance and/or service based restricted stock granted on January 18, 2005. The performance criteria were changed May 26, 2008. One third vest upon the Company achieving an operating profit margin of 3.35% or better. Once a 3.35% or better operating profit margin is achieved, the next one third will vest upon the Company achieving an operating profit margin of 3.85% or better. Once the Company has achieved a 3.35% or better and a 3.85% or better operating profit margin, the remaining third will vest upon the Company achieving an operating profit margin of 4.35% or better. To date, none of these performance criteria has been achieved. If the performance measurements are not met, the shares vest on the tenth anniversary of the date of grant.

(6)	Award was granted on September 22, 2007, and vests 20% on each anniversary of the grant date.

(7)	This award was granted September 22, 2007, and cliff vests on the fifth anniversary of the grant date.

(8)	These awards are performance and/or service based restricted stock granted on February 8, 2008. The performance criteria were changed May 26, 2008. One third vest upon the Company achieving an operating profit margin of 3.35% or better. Once a 3.35% or better operating profit margin is achieved, the next one third will vest upon the Company achieving an operating profit margin of 3.85% or better. Once the Company has achieved a 3.35% or better and a 3.85% or better operating profit margin, the remaining third will vest upon the Company achieving an operating profit margin of 4.35% or better. To date, none of these performance criteria has been achieved. If the performance measurements are not met, the shares vest on the tenth anniversary of the date of grant.

(9)	Award was granted on March 9, 2009 and vests 20% on each anniversary of the grant date.

(10)	Award was granted on October 27, 2008 and vests 20% on each anniversary date.

Option Exercises and Stock Vested
     There were no options exercised or restricted stock that vested during the fiscal year ended January 30, 2010, with respect to each of the Named Executive Officers.
Director Compensation
     There are four primary components of compensation to our non-management directors: a cash retainer, committee chair, committee member fee, and stock options. Members of Company management who also serve as members of the Board of Directors are not eligible for compensation for their services in their capacity as a director. The following table sets forth the types and amounts of compensation paid to our directors as of January 30, 2010:

Annual Retainer

Standard	$24,000

Committee Chair Fees

Audit	$10,000
Financial Expert	$9,000
Compensation	$5,000
Nominating	$3,500
Governance	$3,500

Committee Member Fees

Audit	$4,500
Nominating	$1,500
Governance	$1,500
Compensation	$1,500

Annual Stock Option Grant (1)	3,000 Shares

(1)	Stock options granted to directors in fiscal 2009 have a five-year term and vested fully on grant date.
     Non-management directors also receive reimbursement for reasonable out-of-pocket expenses incurred in connection with their Board or committee service.

     The following table sets forth the compensation paid to directors during the fiscal year ended January 30, 2010.

				Change in
				Pension Value
				and Non-Qualified
				Deferred
	Fees earned or	Stock	Option	Compensation
	Paid in Cash	Awards	Awards	Earnings
Name	$	$	$(1)	$	Total
John R. Eisenman	$38,500	—	$14,010	—	$52,510
Roger T. Knox	$35,000	—	$14,010	—	$49,010
Thomas H. Tashjian	$43,500	—	$14,010	—	$57,510
B. Mary McNabb	$36,500	—	$14,010	—	$50,510
Michael T. McMillan	$33,000	—	$14,010	—	$47,010

(1)	This represents the full grant date fair value ($4.67 per option) of the 2009 option awards to non-employee directors. Stock option values are based on the Black-Scholes Option Valuation Model. See Note 7 – Equity Incentive Plans to our consolidated financial statements included on our Annual Report filed with the Commission on April 15, 2010, regarding the assumptions underlying the valuation of stock option awards.
     The following chart sets forth outstanding stock options at fiscal year end held by non-management directors; all option awards outstanding are vested.

Stock
Name	Options
John R. Eisenman	15,000
Roger T. Knox	15,000
Thomas H. Tashjian	15,000
B. Mary McNabb	17,500
Michael T. McMillan	11,500
Potential Post Employment Payments or Benefits
     This section explains the payments and benefits to which the Named Executive Officers are entitled in various termination of employment scenarios. These are hypothetical situations only, as all of our Named Executive Officers are currently employed by the Company, with the exception of Mike Hayes who retired as CEO effective February 1, 2009. For purposes of this explanation, we have assumed that termination of employment occurred on January 30, 2010, the last day of our 2009 fiscal year.
     The intent of this section is to isolate those payments and benefits for which the amount, vesting or time of payment is altered by a termination of employment. This section does not cover all amounts the Named Executive Officers would receive following termination. Specifically, the Named Executive Officers are entitled to retain their vested stock option awards, and if they meet specified minimum age at the time of termination, the unvested portion of certain stock option awards are not forfeited, and vesting will continue according to the original schedule. The minimum age is 65 and none of the Named Executive Officers has reached the minimum age as of 2009 fiscal year end.

The following table reflects compensation upon the occurrence of a range of potential separation events for each of the Named Executive Officers, calculated as if the separation event occurred on January 30, 2010. The actual amounts to be paid can only be determined at the time of an actual event.

		Involuntary
	Change in	(Not for Cause)
	Control	Termination	Retirement	Death
Name	($) (1)	($)	($) (3)	($)
Bruce A. Efird Salary (2)	$433,333	$433,333		$433,333
Stock Options (4)	64,233	64,233		64,233
Restricted Stock (5)	250,750	250,750		250,750
Health Benefits

Totals	$748,316	$748,316	$—	$748,316

Jerry A. Shore Salary Stock Options (4) Health Benefits
Totals	$—	$—	$—	$—

David B. Mueller Salary Stock Options (4) Health Benefits				2,250

Totals	$—	$—	$—	$2,250

Dennis K. Curtis Salary Stock Options (4) Health Benefits

Totals	$—	$—	$—	$—

Rick A. Chambers Salary Stock Options (4) Health Benefits

Totals	$—	$—	$—	$—

(1)	There is no predetermined executive severance or change in control programs applicable to our Named Executive Officers, beyond those provided generally to our employees or as provided for in the employment agreement with Mr. Efird.

(2)	Under Mr. Efird’s employment agreement, in the event the Company terminates his employment without cause or in the case of death, Mr. Efird’ is entitled to continuation of base pay for the remainder of his initial term (The initial term is two years and ends on September 22, 2009) or after the initial term any additional term (additional terms are one year in length). See “Employment Agreements” in the Compensation Discussion and Analysis section.

(3)	There are no payouts for retirement.

(4)	Only Mr. Efird and Mr. Mueller had in the money options at January 30, 2010.

(5)	Under Mr. Efird’s employment agreement, in the event the Company terminates his employment without cause or in the case of death, Mr. Efird’s shares of restricted stock granted September 22, 2007 will have their vesting accelerated.

PROPOSAL 2 — APPROVE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     BDO Seidman, LLP audited the Company’s consolidated financial statements and internal control over financial reporting for the year ended January 30, 2010. BDO Seidman, LLP is an independent registered public accounting firm. The Board of Directors is asking the shareholders to approve the appointment of BDO Seidman, LLP as such independent registered public accounting firm for the fiscal year ending January 29, 2011. Although not required by law, NASDAQ listing standards, or the Company’s bylaws, the Board of Directors is submitting the selection of BDO Seidman, LLP to the shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders, including economic considerations.
     The Board of Directors will offer a resolution at the Annual Meeting to ratify this selection. BDO Seidman LLP, which has acted as independent registered public accounting firm of FRED’S since July 30, 2004, is expected to be represented at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR” THE APPROVAL OF
THE SELECTION OF BDO SEIDMAN, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR FISCAL YEAR 2009.
Fees Paid to Independent Registered Public Accounting Firms
     The following table sets forth certain fees billed and to be billed to us by BDO Seidman, LLP in fiscal 2009 and 2008 in connection with various services provided to us throughout those fiscal years:

Service	2009 Aggregate Fees Billed	2008 Aggregate Fees Billed
Audit Fees (1)	$839,816	$953,985
Audit-Related Fees (2)	62,904	67,879
Tax Fees (3)	93,236	39,407
All Other Fees	—	—

(1)	Audit fees include fees and expenses associated with the annual audit of consolidated financial statements, reviews of quarterly financial statements, and Sarbanes-Oxley Section 404 attestation services.

(2)	Audit related fees include audits of employee benefit plans, statutory audits of a subsidiary, and consultation on accounting and reporting matters.

(3)	Tax fees represent billings for professional services for tax planning, structuring and compliance (including federal, state, and local).
     The Audit Committee has the responsibility to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. Where feasible, the Audit Committee considers and, when appropriate, pre-approves such services at regularly scheduled meetings after being informed by management as to the nature of the services to be performed and projected fees. The Committee also has authorized its Chairman to consider and, when appropriate, pre-approve audit and non-audit services in situations where pre-approval is necessary prior to the next regularly scheduled meeting of the Audit Committee. Company management and the Chairman must report to the Audit Committee at its next meeting with respect to all services pre-approved by him since the last Audit Committee meeting.
     In fiscal 2009, all audit and permissible non-audit services provided by our independent registered public accounting firm were pre-approved by the Audit Committee.

PROPOSAL 3—STOCKHOLDER PROPOSAL REGARDING VENDOR CODE OF CONDUCT AND CORPORATE STANDARDS FOR HUMAN RIGHTS
     Please note that the Company is not responsible for the contents of the following proposal or supporting statement. This stockholder proposal is sponsored by the General Board of Pension and Health Benefits of the United Methodist Church (the “GBOPHB”). (Upon oral or written request to Charles S. Vail, Esq., General Counsel, Fred’s, Inc., 4300 New Getwell Rd., Memphis, TN 38118, the Company will provide the name, address and number of voting securities held by GBOPHB.)
WHEREAS: Reports of human rights abuses in the international subsidiaries and suppliers of some U.S.-based corporations has increased public awareness of the problems of child labor, forced labor and the denial of basic labor rights.
     As investors, we believe it is prudent for our company to ensure that its employees, suppliers and vendors comply with the United Nations’ International Labor Organization’s (ILO) core labor standards. Human rights violations in the workplace or supply chain can damage our company’s reputation, lead to the loss of brand value and result in costly litigation.
     A large number of U.S. companies are purchasing agricultural raw materials grown or manufactured in countries or regions with alleged and well-documented human rights abuses and unfair labor practices. According to the U.S. Department of Labor, forced child labor in hazardous conditions is widespread in the cotton fields of Uzbekistan and the cocoa farms of West Africa. (U.S. Department of Labor’s “2009 List of Goods Produced by Child Labor or Forced Labor”).
     Fred’s sells products wholly or partially sourced from areas of the world where national policies are weak and/or unenforced. Our company’s Vendor Code of Conduct expressly prohibits child labor and forced labor, and states that vendors “should take steps to ensure that subcontractors also operate in a manner that is consistent with the Code.” However, there are no mechanisms described within the Code for monitoring, enforcement, or reporting.
     Retailers including Walmart, Target and Kohl’s have taken steps to monitor their supply chain, in some cases down to the commodity level. We believe adopting a more comprehensive Code may result in significant commercial advantages through enhanced corporate reputation, improved community and stakeholder relations and reduced risk of adverse publicity, consumer boycotts, divestment campaigns and lawsuits.
     We believe Fred’s Vendor Code should conform to the ILO core labor standards and the United Nations’ Universal Declaration of Human Rights. Furthermore, we believe that a credible code compliance program includes independent monitoring, a transparent verification process and regular public reporting of monitoring results.
RESOLVED: Shareholders request that the Board of Directors:
1.	Strengthen its Code of Vendor Conduct based on the ILO standards and the United Nations Universal Declaration of Human Rights,

2.	Establish an independent monitoring process that assesses adherence to these standards throughout the supply chain, and,

3.	Prepare an annual report, at reasonable cost and omitting proprietary information, that documents adherence to the Code; the first such report to be completed by December 2010.
Supporting Statement: Fred’s is a highly regarded company with a commendable reputation for community involvement. Despite the well-documented human rights violations in sourcing agricultural commodities, Fred’s does not have a program for monitoring its supply chain for the use of child labor, forced labor, or unfair labor practices, which may violate the company’s Vendor Code.

BOARD OF DIRECTORS’ RESPONSE
     The Company’s Board of Directors does not believe that it is in the best interest of our stockholders to implement the proposal and recommends a vote “against” this proposal.
     The Company agrees with the principles on which this proposal is based and already addresses the concerns it raises, making this proposal unnecessary. In fact, the Company’s Vendor Code of Conduct, which is posted on our website, already addresses the core human rights issues discussed in the proposal and sets forth our expectations related to human rights, employment practices and working conditions of our vendors. Our vendors are required to certify to us that they operate within the ILO core labor standards, as well as the Company’s policies which reflect a comprehensive understanding of human rights and support the following important areas:
•	Compliance with applicable laws

•	Anti-discrimination

•	No forced labor

•	No child labor

•	No harsh or inhumane treatment

•	Fair working hours and wages

•	Safe and healthy working conditions

•	Freedom of association and collective bargaining
As part of the Company’s management practices, we periodically perform thorough reviews of the aforementioned policies and update them to keep them in alignment with internationally recognized human rights standards.
     Our stockholders should recognize that implementing a program of the sort urged by the proposal has the potential to dramatically increase the Company’s costs and decrease the Company’s already slender margins by imposing an expensive monitoring and reporting regimen, lengthening our purchasing cycle as verifications of vendor compliance are obtained, eliminating our ability to make quick opportunistic purchases of goods as they become available at distressed prices, and providing opportunities for litigation on the part of stockholders who may believe that we are not adequately complying with the proposed monitoring and reporting regimen. Moreover, notwithstanding our desire to improve the conditions affecting all persons laboring on behalf of our customers, our ability to effectively impose on vendors our expectations and to monitor and enforce compliance are limited as a practical matter. For example, there are many links in the chain of supply between our immediate vendor and the original overseas manufacturing source of the goods we sell (especially as to agricultural raw materials referenced in the proposal) and our purchases also constitute a relatively small portion of the production of any single supplier. In addition to the limited ability to enhance human rights by establishing a costly monitoring and reporting regime, your Board of Directors believes that even such a costly regime is not likely to produce significant commercial advantages for your Company.
THE BOARD OF DIRECTORS BELIEVES THAT THE COMPANY’S POLICIES EFFECTIVELY
ARTICULATE OUR LONG-STANDING SUPPORT FOR AND CONTINUED COMMITMENT TO
HUMAN RIGHTS, THUS RENDERING THE PROPOSAL DUPLICATIVE AND UNNECESSARY.
FOR THESE REASONS, AND OTHERS STATED ABOVE, THE BOARD OF
DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 3. PROXIES SOLICITED BY THE BOARD OF
DIRECTORS WILL BE VOTED “AGAINST” THIS PROPOSAL UNLESS STOCKHOLDERS SPECIFY
A DIFFERENT CHOICE.

OTHER BUSINESS
     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy are authorized by you to act, and will act, in respect thereof in accordance with recommendations of management and their best judgment.
SHAREHOLDER PROPOSALS
     Shareholder proposals intended to be included in the proxy statement and presented at the 2011 Annual Meeting must be received by the Company no later than January 20, 2011 and the proposals must meet certain eligibility requirements of the Securities and Exchange Commission. Proposals may be mailed to FRED’S, Inc., to the attention of the Secretary, 4300 New Getwell Road, Memphis, Tennessee 38118.
SOLICITATION OF PROXIES AND COST THEREOF
     The cost of solicitation of the proxies will be borne by the Company. In addition to solicitation of the proxies by use of mail systems, employees of the Company, without extra remuneration, may solicit proxies personally or by telecommunications. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.
     SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE (EXCEPT FOR EXHIBITS), BY WRITING TO: FRED’S, INC., ATTN: SECRETARY, 4300 NEW GETWELL ROAD, MEMPHIS, TENNESSEE 38118.
By order of the Board of Directors,

Charles S. Vail
Secretary
May 20, 2010

FRED’S, INC.
Holiday Inn Express
2192 S. Highway 441
Dublin, Georgia
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS — JUNE 16, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Charles S. Vail and Jerry A. Shore, or either of them with full power of substitution, are hereby authorized to represent and vote all the shares of common stock of the undersigned at the Annual Meeting of the Shareholders of FRED’S, Inc., to be held June 16, 2010, at 5:00 p.m., Eastern Daylight Time, or any adjournment thereof, with all powers which the undersigned would possess if personally present, in the following manner:
1. Election of Directors for the term of one year.

☐ FOR all nominees listed below	☐ WITHHOLD ALL AUTHORITY *
(except as marked to the contrary below)	to vote for all nominees listed below

*	INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THE NOMINEE’S NAME BELOW.

Michael J. Hayes	John R. Eisenman	Roger T. Knox	Thomas H. Tashjian
B. Mary McNabb	Michael T. McMillan	Bruce A. Efird
2. Approval of BDO Seidman, LLP as independent registered public accounting firm of the Company, as described in the Proxy Statement.
☐ FOR       ☐ AGAINST       ☐ ABSTAIN
3. Shareholder Proposal Regarding Vendor Code of Conduct and Corporate Standards for Human Rights, as described in the Proxy Statement.
☐ FOR       ☐ AGAINST       ☐ ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2 AND RECOMMENDS A VOTE “AGAINST” PROPOSAL 3.
In their discretion, the Proxies are authorized to vote upon such other business (none at the time of the solicitation of this Proxy) as may properly come before the meeting or any adjournment thereof.
WHEN PROPERLY EXECUTED, THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF A CONTRARY DIRECTION, IT SHALL BE VOTED FOR THE PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3. THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ADJOURNMENT THEREOF.
The undersigned acknowledges receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, and hereby revokes all proxies heretofore given by the undersigned for said Annual Meeting. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO VOTING THEREOF.

Dated:	, 2010

Signature of Shareholder

Signature of Shareholder (if held jointly)
Please Date this Proxy and Sign Your Name or Names Exactly as Shown Hereon. When signing as an Attorney, Executor, Administrator, Trustee or Guardian, Please Sign Your Full Title as Such. If There Are More than One Trustee, or Joint Owners, All must Sign. Please Return the Proxy Card Promptly Using the Enclosed Envelope.